Exhibit 32

Statement of Chief Executive Officer and Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Richard B. Collins, Chief Executive Officer and President of United Financial Bancorp, Inc., a Federal corporation (the “Company”) and Mark A. Roberts, Executive Vice President and Chief Financial Officer of the Company, each certify in his capacity as an officer of the Company that he has reviewed the annual report on Form 10-K for the year ended December 31, 2006 (the “Report”) and that to the best of his knowledge:

1.	the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods covered by the Report.

Date: March 15, 2007	/s/ Richard B. Collins
Richard B. Collins
Chief Executive Officer and President

Date: March 15, 2007	/s/ Mark A. Roberts
Mark A. Roberts
Executive Vice President and Chief Financial Officer

This statement is authorized to be attached or an exhibit o the Report so that this statement will accompany the Report at such time on the Report is filed with the Securities and Exchange Commision pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. It is not intended that this statement be deemed to be filed for purpose of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.